EXHIBIT 23

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-54794, No. 33-54796, No. 33-54798, No. 33-95274, No.
33-95276, No. 333-13009, No. 33-78842, No. 33-78838, and No. 333-13011) of
Cellular Communications of Puerto Rico Inc. (formerly CoreComm Incorporated) (the "Company") of our report dated February 26, 1999, with respect to the consolidated financial statements of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998.


                                            ERNST & YOUNG LLP





San Juan, Puerto Rico
March 26, 1999